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Application Supplement for
Investment Allocation and Investor Suitability

The Manufacturers Life Insurance Company of America
(hereinafter referred to as The Company)

Required with all Applications for Flexible Premium Variable Life Insurance.

Please print and use black ink. Any changes must be initialled by the Owner. A signature is required on the reverse side. This Application Supplement is deemed to be part of Application No.

Investment Allocation of Net Premiums
Choose one or more of the accounts listed below by indicating percentages of net premium. There are no minimum percentages, but allocation percentages must be whole numbers. Total must be 100%.

VARIABLE ACCOUNTS
AGGRESSIVE GROWTH PORTFOLIOS:
Pacific Rim Emerging Markets Trust                               %
International Small Cap Trust                                    %
Emerging Growth Trust                                            %
International Stock Trust                                        %

EQUITY PORTFOLIOS:
Equity Trust                                                     %
Quantitative Equity Trust                                        %
Equity Index Trust                                               %
Blue Chip Growth Trust                                           %
Growth and Income Trust                                          %
Equity-Income Trust                                              %
Real Estate Securities Trust                                     %

BALANCED PORTFOLIOS:
Balanced Trust                                                   %
Aggressive Asset Allocation Trust:
   Aggressive                                                    %
   Moderate                                                      %
   Conservative                                                  %

BOND PORTFOLIOS:
Capital Growth Bond Trust                                        %
U.S. Government Securities Trust                                 %

MONEY MARKET PORTFOLIOS:
Money Market Trust                                               %

GUARANTEED ACCOUNT
Guaranteed Interest Account                                      %

                                                                      (See Over)
Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.

Form NB0031UA (0197)

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Investor Suitability

These questions apply to the OWNER of the policy.
All questions must be answered.

1.  Have you received a current prospectus for the policy applied for?      Y/N
    Date prospectus                 Date of supplement

2.  DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR:

    (a)  The amount of the insurance benefits, or the duration of the
         insurance coverage, or both, may be variable or fixed?             Y/N

    (b) The amount of the insurance benefits, the duration of the insurance coverage, and your policy value, may increase or decrease depending on the investment experience of the chosen investment accounts and
         are not guaranteed as to dollar amount?                            Y/N

3.  With that in mind, is the policy in accord with your insurance
    objectives and your anticipated financial needs?                        Y/N

4.  PURPOSE OF INSURANCE

    PERSONAL:        Estate creation        Estate conservation
    BUSINESS:        Buy-sell               Deferred compensation       Keyman
                      Pension trust          Other:

5.  ANNUAL INCOME OF OWNER

    $ 250,000 plus           $ 35,000 to $ 49,999     $ 15,000 to $ 19,999
    $ 100,000 to $ 249,999   $ 25,000 to $ 34,999     $ 10,000 to $ 14,999
    $  50,000 to $ 99,999    $ 20,000 to $ 24,999     under  $ 10,000

6.  NET WORTH OF OWNER

    $ 1,000,000 plus                $ 100,000 to $ 249,999
    $   500,000 to $ 999,999        Under  $ 100,000
    $   250,000 to $ 499,999

    If answers are not given to the above questions on income and net worth, The Company will assume that the Owner has carefully considered the investment objectives of the chosen Investment Accounts and has decided that those objectives are suitable for his/her situation(s).

    I decline to provide answers to questions related to income and net worth.

    Signatures

    Signed at      this      day of     19

    (X) Witness (Registered Representative)

    (X) Signature of Owner

    (X) Name of Registered Representative  (PRINT NAME)

    Form NB0031UA (0197)